UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2011

Arbitron Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland		21046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-312-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On October 28, 2011, Carol Hanley, Executive Vice President, Chief Sales and Marketing Officer, Steven M. Smith, Executive Vice President, Service Operations, and Timothy T. Smith, Executive Vice President, Business Development and Strategy, and Chief Legal Officer of Arbitron Inc. (the "Company"), each established an individual stock trading plan in accordance with the requirements specified in Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (each, a "Rule 10b5-1 Trading Plan"). Additionally, on October 28, 2011, Larry Kittelberger, a member of the Company’s Board of Directors and Chairman of its Compensation and Human Resources and Technology Strategy Committees established a Rule 10b5-1 Trading Plan. On November 9, 2011, Richard Post, a member of the Company’s Board of Directors and Chairman of its Audit Committee established a Rule 10b5-1 Trading Plan. On November 10, 2011, Philip Guarascio, Chairman of the Company’s Board of Directors and Chairman of its Nominating and Corporate Governance Committee, established a Rule 10b5-1 Trading Plan. On November 25, 2011, V. Scott Henry, Executive Vice President, Technology Solutions, and Sean Creamer, Executive Vice President and Chief Operating Officer, each established individual Rule 10b5-1 Trading Plans.

Each Rule 10b5-1 Trading Plan was adopted during an authorized trading period and when none of Mr. Guarascio, Mr. Creamer, Ms. Hanley, Mr. Henry, Mr. Kittelberger, Mr. Post, Mr. Smith, or Mr. Smith was in possession of material non-public information regarding the Company or its securities. Each of the individuals established their respective Rule 10b5-1 Trading plan in order to diversify their investment portfolio and for tax planning purposes. Transactions under these Rule 10b5-1 Trading Plans will be publicly reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

Sean Creamer

Under the terms of Mr. Creamer’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock beginning in February 2012. Mr.Creamer's Rule 10b5-1 Trading Plan covers the sale of up to approximately 23,400 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than January 2013.

Philip Guarascio

Under the terms of Mr. Guarascio’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock beginning in January 2012. Mr. Guarascio’s Rule 10b5-1 Trading Plan covers the sale of up to approximately 15,700 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than June 2012.

Carol Hanley

Under the terms of Ms. Hanley’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock beginning in December 2011. Ms. Hanley’s Rule 10b5-1 Trading Plan covers the sale of up to approximately 21,900 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than May 2012.

V. Scott Henry

Under the terms of Mr. Henry’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock beginning in February 2012. Mr. Henry’s Rule 10b5-1 Trading Plan covers the sale of up to approximately 58,300 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than November 2012.

Larry Kittelberger

Under the terms of Mr. Kittelberger’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock beginning in December 2011. Mr. Kittelberger’s Rule 10b5-1 Trading Plan covers the sale of up to approximately 75,300 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than March 2013.

Richard Post

Under the terms of Mr. Post’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock beginning in February 2012. Mr. Post’s Rule 10b5-1 Trading Plan covers the sale of up to approximately 96,500 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than February 2013.

Steven M. Smith

Under the terms of Mr. Smith’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock at monthly intervals beginning in December 2011. Mr. Smith’s Rule 10b5-1 Trading Plan covers the sale of up to approximately 38,200 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than December 31, 2012.

Timothy T. Smith

Under the terms of Mr. Smith’s Rule 10b5-1 Trading Plan, an authorized third-party broker will sell shares of Company common stock at monthly intervals beginning in December 2011. Mr. Smith’s Rule 10b5-1 Trading Plan covers the sale of up to approximately 25,000 shares of Company common stock. This Rule 10b5-1 Trading Plan is scheduled to terminate no later than December 2012.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

November 29, 2011	By:	Timothy T. Smith

Name: Timothy T. Smith
Title: Executive Vice President, Business Development and Strategy, Chief Legal Officer and Secretary